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                                                                    Exhibit 23.3

               CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC


         We hereby consent to the references to this firm under the heading "Legal Opinions" and "Federal Income Tax Consequences" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed Merger of Smith County Bank into Trustmark National Bank and to the filing of our legal (Exhibit 5) and tax (Exhibit 8) opinions as Exhibits to such Registration Statement.


                                         BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

                                        /s/ Robert D. Drinkwater
                                        ------------------------------
                                        Robert D. Drinkwater


Jackson, Mississippi
January 21, 1998